NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                           CUSIP NO. 727D2N 10 9

NUMBER                                                                    SHARES


                           Planet411.com Corporation

                  AUTHORIZED COMMON STOCK: 300,000,000 SHARES
                           PAR VALUE: $.001 PER SHARE


THIS CERTIFIES THAT




IS THE RECORD HOLDER OF


             -- Shares of PLANET411.COM CORPORATION Common Stock --

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:




/s/ JOSEPH FARAG
----------------------
   PRESIDENT

                                                            [SEAL]

 /s/ STEPHANE CHOUINARD
-----------------------
   SECRETARY


NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                         Countersigned Registered:
                         NEVADA AGENCY AND TRUST COMPANY
                         50 WEST LIBERTY STREET, SUITE 830  By: ________________